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                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                    OF DIRECTORS OF INTERENERGY CORPORATION

    The undersigned shareholder of Interenergy Corporation ("Interenergy") hereby (i) acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement of Interenergy/Prospectus of K N Energy, Inc., (ii) revokes any and all prior proxies or revocations thereof in connection with or related to the following matters and (iii) authorizes Patrick R. McDonald, President of Interenergy and James P. Rode, Executive Vice President, General Counsel and Secretary of Interenergy, and each of them, with full power of substitution to vote the Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, of the undersigned at the
Special Meeting of Shareholders of Interenergy to be held on December   , 1997
at 10:00 a.m., mountain time, and at any adjournments or postponements thereof (the "Interenergy Special Meeting") with respect to (a) the approval of the Agreement and Plan of Merger dated August 25, 1997 (as amended to the date hereof, the "Merger Agreement") providing for the merger of KN Acquisition Company, a wholly-owned subsidiary of KN Energy, Inc., with and into Interenergy and (b) in their discretion on all other business that may properly be brought before the Interenergy Special Meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER, BUT IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

    The Board of Directors recommends a vote FOR Proposal 1.

         1. To approve the Merger Agreement.

                FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

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    2. In the proxies' discretion, upon such other business as may properly come before the meeting.

    Holders of shares of Interenergy Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock who desire to have such shares voted at the meeting (other than in person) should sign, date and return this proxy in the enclosed envelope (no postage is required if mailed in the United States).

                                         Signature(s):
                                         ---------------------------------------

                                         ---------------------------------------

                                         Date:
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                                         Note: Please sign exactly as your name
                                         appears on this proxy. When stock is in
                                         the name of more than one person, each
                                         such person should sign this proxy.
                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If
                                         shares are held jointly, both owners
                                         should sign this proxy.

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